Exhibit 99.1

For Immediate Release: December 1, 2014

Occidental Petroleum Completes Spin-off of California Resources Corporation

HOUSTON – December 1, 2014 -- Occidental Petroleum Corporation (NYSE:OXY) today announced it has completed the spin-off of its subsidiary California Resources Corporation (NYSE:CRC). California Resources, which begins “regular way” trading today on the New York Stock Exchange as a stand-alone company, is an independent oil and natural gas exploration and production company focused on high-growth, high-return conventional and unconventional assets exclusively in California.
“We spent more than 15 years building a California company, and we expect it to provide significant value to California Resources Corporation stockholders,” said Stephen I. Chazen, President and Chief Executive Officer. “The steps we have taken during our strategic review will result in a greater ability to concentrate Occidental’s resources in areas where we have key competitive advantages.”
To effect the spin-off, the companies were separated on November 30, 2014, through the distribution of approximately 80.5 percent of the outstanding shares of California Resources to holders of Occidental common stock. Each Occidental shareholder received 0.4 shares of California Resources common stock for every one share of Occidental common stock held at the close of business November 17, 2014, the record date for the distribution, for a total of approximately 310 million shares. Occidental retained 71.5 million shares of the California company.
About Occidental Petroleum
Occidental Petroleum Corporation is an international oil and gas exploration and production company with operations in the United States, Middle East/North Africa and Latin America. Headquartered in Houston, Occidental is one of the largest U.S. oil and gas companies, based on equity market capitalization. Occidental’s midstream and marketing segment gathers, processes, transports, stores, purchases and markets hydrocarbons and other commodities in support of Occidental’s businesses. The company’s wholly owned subsidiary OxyChem manufactures and markets chlor-alkali products and vinyls.
Forward-Looking Statements
Portions of this press release contain forward-looking statements and involve risks and uncertainties that could materially affect expected results of operations, liquidity, cash flows and business prospects. Actual results may differ from anticipated results, sometimes materially, and reported results should not be considered an indication of future performance. Factors that could cause results to differ include, but are not limited to: global commodity pricing fluctuations; supply and demand considerations for Occidental's products; higher-than-expected costs; the regulatory approval environment; reorganization or restructuring of Occidental's operations; not successfully completing, or any material delay of, field developments, expansion projects, capital expenditures, efficiency projects, acquisitions or dispositions; lower-than-expected production from development projects or acquisitions; exploration risks; general economic slowdowns domestically or internationally; political conditions and events; liability under environmental regulations including remedial actions; litigation; disruption or interruption of production or manufacturing or facility damage due to accidents, chemical releases, labor unrest, weather, natural disasters, cyber attacks or insurgent activity; failure of risk management; changes in law or regulations; or changes in tax rates. Words such as “estimate,” “project,” “predict,” “will,” “would,” “should,” “could,” “may,” “might,” “anticipate,” “plan,” “intend,” “believe,” “expect,” “aim,” “goal,” “target,” “objective,” “likely” or similar expressions that convey the prospective nature of events or outcomes generally indicate forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. Unless legally required, Occidental does not undertake any obligation to update any forward-looking statements, as a result of new information, future events or otherwise. Material risks that may affect Occidental's results of operations and financial position appear in Part I, Item 1A “Risk Factors” of the 2013 Form 10-K. Occidental posts or provides links to important information on its website at www.oxy.com.
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Contacts:
Media:
Melissa E. Schoeb
713-366-5615
melissa_schoeb@oxy.comor
Investors:
Christopher M. Degner
212-603-8185
christopher_degner@oxy.com
On the web: www.oxy.com